Exhibit 10.1.1


                                 Amendment No. 2
                                     to the
   Citizens Utilities Company Non-Employee Directors' Deferred Fee Equity Plan
                          (As amended on May 22, 1997)

                            (Effective June 30, 2003)

                            -------------------------


1. Section 2.13 of the Citizens Utilities Company Non-Employee Directors' Deferred Fee Equity Plan (as amended on May 22, 1997) (the "Plan") is hereby amended and restated to read as follows:

     "Fair Market Value means, unless another reasonable method for determining fair market value is specified by the Committee, the average of the high and low sales prices of a share of the Common Stock as reported by the New York Stock Exchange (or if such shares are listed on another national stock exchange or national quotation system, as reported or quoted by such exchange or system) on the date in question or, if no such sales were reported for such date, for the most recent date on which sales prices were quoted."

2. The first sentence of the first paragraph of Section 5.2 of the Plan is hereby amended and restated to read as follows:

     "A Director of the Company may become a Stock Plan Participant by electing, on an annual basis and prior to December 31 of a Plan Year, to defer receipt of all or a portion of the Stock Plan Fees payable to such Director for the next ensuing Plan Year; provided, that no Fees may be allocated to any Director's Stock Plan Account after May 22, 2007."

3. The first paragraph of Section 6.1 is hereby amended and restated to read as follows:

     "The Stock Plan Account of each Stock Plan Participant shall be credited as of each Accounting Date with Plan Units equal to the total cash value of fees earned in a quarter divided by 85% of the average of the high and low prices of the stock on the first trading day of the year the election is in effect ("Initial Market Value"). Plan Units will be credited to the director's account as of the first business day of the fiscal quarter following the fiscal quarter in which such Stock Plan Fees were earned. An adjustment equal to the excess of the number of Plan Units calculated at the Fair Market Value on the last trading day of the month of November of a Plan Year over the number of Plan Units calculated at the Initial Market Value for such Plan Year shall be credited to each participant's Stock Plan Account in December of the applicable Plan Year. The quarterly crediting of the Plan Units has been established for administrative convenience. As of the date of any payment of a stock dividend or stock split by the Company, a participant's Stock Plan Account will be credited with Plan Units equal to the number of shares of Common Stock (including fractional share entitlements) which are payable by the Company with respect to the number of shares (including fractional share entitlements) equal to the number of Plan Units credited to the Participant's Stock Plan Account on the record date for such stock dividend or stock split. As of the date of any dividend in cash or property or other distribution payable to holders of Common Stock, the Participant's Stock Plan Account shall be credited with additional Plan units equal to the number of shares of Common Stock (including fractional share entitlements) that could have been purchased at the Fair Market Value as of such payment date with the amount which would have been received as a dividend or distribution on the number of shares (including fractional share entitlements) equal to the Plan Units credited to the Participant's Stock Plan Account as of the record date."

4. Section 11.1 of the Plan is hereby amended and restated to read as follows:

     "The Plan shall become effective as provided in Section 11.9 and the Stock Plan shall continue through May 22, 2007 unless earlier terminated pursuant to Sections 7.3 or 7.4."

5. The first sentence of Section 11.2 of the Plan is hereby amended and restated to read as follows:

     "As of any date the maximum number of shares of Common Stock which the Plan may be obligated to deliver pursuant to the Stock Plan and the maximum number of shares of Common Stock which shall have been purchased by Participants pursuant to Options and which may be issued pursuant to outstanding Options under the Option Plan shall not be more than one (1%) percent of the total outstanding shares of Common Stock of the Company as of June 30, 2003, subject to adjustment in the event of changes in the corporate structure of the Company affecting capital stock."

6. The first two sentences of Section 12.4 of the Plan are hereby amended and restated to read as follows:

     "On the sixth trading day of each Plan Year, starting with the calendar 1997 and continuing through 2007, Options to purchase 5,000 shares of Common Stock, as adjusted pursuant to Section 11.5, shall be awarded to each Director in office on such date, without the need for further corporate action. The Grant Date for such Options shall be the sixth trading day of each year."

7. Section 12.6 of the Plan is hereby amended and restated, effective October 29, 2002, to read as follows:

     "Exercise Price. The purchase price per share of Common Stock for which each Option is exercisable shall be the average of the Fair Market Value per share of Common Stock on the third, fourth, fifth and sixth trading days of the Plan Year the Options is granted."

8. Section 12.10 of the Plan is hereby amended and restated to read as follows:

     "Duration Of The Formula Plan; Effective Date. Amendment No. 1 to the Plan shall become effective on August 20, 1996, provided that the effectiveness of the Formula Plan and the amendment to the Plan modifying Section 4.7 shall be subject to approval of the stockholders of the Company at the first annual meeting of the stockholders held after the end of the 1996 to the extent, in each case, that such approval is called for by the rules or policies of the New York Stock Exchange or is otherwise deemed advisable by the Company. The period during which Option awards may be made under the Formula Plan shall terminate on May 22, 2007. Such termination shall not effect the terms of any then outstanding Options."

9. Except as otherwise stated herein, this Amendment is hereby effective as of June 30, 2003.

10. Except as specifically provided herein, the Plan shall remain in full force and effect.